UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

April 9, 2013 (April 4, 2013)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) In connection with the announcement that it is planning to reorganize its business operations at Pitney Bowes Inc. (the “Company”), the Company also announced the resignations of Leslie Abi-Karam, as an executive officer and from her position as Executive Vice President and President, Pitney Bowes Communications Solutions, and John O’Hara, as an executive officer and from his position as Executive Vice President and President, Pitney Bowes Software Solutions, both of whom will be assisting in the transition over the next several months. Ms. Abi-Karam resigned on April 4, 2013 but will be remaining with the Company for a transition period until September 1, 2013. Mr. O’Hara resigned on April 5, 2013 but will be remaining with the Company for a transition period until July 1, 2013.

(e) Both Ms. Abi-Karam and Mr. O’Hara will receive severance packages substantially similar to the termination benefits disclosed on the Estimated Post-Termination payments and Benefits table found beginning on page 80 of the 2013 proxy statement filed on March 25, 2013 with the Securities and Exchange Commission. Additionally, Mr. O’Hara and his family will be repatriated back to the United Kingdom.

ITEM 8.01. Other Events
On April 9, 2013, the Company issued a press release announcing it is planning to reorganize its business operations and making two leadership appointments in newly constituted SMB Mailing and Software businesses. The Company also announced the resignations of Ms. Abi-Karam and Mr. O’Hara, named executive officers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Current Report.

ITEM 9.01. Exhibits

(d) Exhibits.

Exhibit Number Description of Exhibit

99.1	Press release of Pitney Bowes Inc. dated April 9, 2013 announcing it is planning to reorganize its business operations and is making two leadership appointments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2013	Pitney Bowes Inc. By: /s/ Steven J. Green Name: Steven J. Green Title: Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)